EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEFT BEHIND GAMES, INC. DBA INSPIRED MEDIA

3-FOR-2 FORWARD STOCK SPLIT POSTPONED TO OCTOBER 9, 2009

Murrieta, CA, September 28, 2009 – Left Behind Games Inc. (OTCBB: LFBG), dba Inspired Media Entertainment, today announced that the Company has postponed its anticipated 3-for-2 forward stock split by one week. The new record date has been postponed to Friday, October 9, 2009. Shareholders who own shares as of the close of business on the record date will benefit from the forward stock split. At 12:01am (EST) on October 10, 2009, every two shares of issued and outstanding common stock held by a stockholder will be converted and reconstituted into three shares without any further action by the stockholder. Fractional shares resulting from the forward stock split will be rounded up to the nearest whole number.

CEO, Troy Lyndon, says, “The purpose of this forward split is to give shareholders increased leverage and liquidity. We want to reward those who have been with the company by increasing their number of shares. We also want to encourage new investors to join us as we believe we are the only public company that offers clean, wholesome, Christian video games for our youth and adults alike.”

Beginning October 12, 2009, Inspired Media products will be part of a Christian games test conducted by Walmart in the Dallas / Houston, Texas markets. The Company believes Christian games will continue to rise in popularity, similarly to Christian music in the 1990s.

Inspired Media currently publishes six games including Charlie Church Mouse, Keys of the Kingdom, and Tribulation Forces, the sequel to the original game LEFT BEHIND: Eternal Forces, known as the most widely distributed Christian PC game in history. The Company’s LEFT BEHIND branded games are based upon the popular novel series by Tim LaHaye and Jerry Jenkins which have sold more than 65 million books in 30 languages worldwide.

In contrast to many other PC games, Inspired Media games encourage positive decisions and actions. Rather than the usual “winning” by using weapons and killing the enemy, players are rewarded when their characters use the power of influence to bring about good rather than destruction.

About Left Behind Games Inc.

Left Behind Games Inc., also known as Inspired Media Entertainment (www.inspiredmedia.com), has become one of the world’s leading independent developers and publishers of quality interactive entertainment products that perpetuate positive values and appeal to mainstream and faith-based audiences. For samples for your church or school, you can go to http://www.supportgoodgames.com and http://www.inspiredmedia.com. The contents of the aforementioned websites are not incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, and our ability to develop other profitable titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, and our ability to raise capital if needed. Other important factors and information are contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2009, in the section entitled "Risk Factors," and the Company's other periodic filings with the SEC, which can be accessed via a link from www.inspiredmedia.com on our Investor Relations page. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE: Left Behind Games Inc. (Inspired Media Entertainment)

Press Contact:

MaryLouise Baldridge, Public Relations Manager

(407) 754-4165 direct, marylouise@inspiredmedia.com